MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)

                                              For the Quarter Ended
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

In thousands, except               Sept 30,       June 30,        Sept 30,
   dollar amounts                    1999           1999            1998
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OPERATING STATISTICS- DOMESTIC CABLE
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MediaOne Domestic Cable
Statistics
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  Homes Passed                       8,496          8,454          8,367
  Basic Video Customers              4,983          4,959          4,900
  Basic Video Customer
   Growth (Y/Y)                        1.7%           1.2%           1.3%
  Basic Video Penetration             58.7%          58.7%          58.6%

  High Speed Data Customers            173            140             53
  Two-Way Market Ready
   Penetration                         4.4%           4.0%           2.4%

  Telephone Customers                   42             26              4
  Telephone Lines                       56             36              5

Results Per Customer
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  Video Monthly
   Revenue per Customer         $    43.26      $   42.85      $   40.84
  Total Monthly Broadband
   Revenue per Customer         $    45.22      $   44.46      $   41.47

  Video EBITDA Margin
   (with Year 2000 costs)             39.2%          40.4%          40.1%
  Total EBITDA Margin                 35.9%          37.3%          36.9%
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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.

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